As filed with the Securities and Exchange Commission on October 7, 2016

Registration No. 333-112561

Registration No.     33-52892

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to Form S-8

Registration Statement

under the Securities Act of 1933

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

DESTINATION XL GROUP, INC.

1992 STOCK INCENTIVE PLAN

(formerly known as Casual Male Retail Group, Inc. 1992 Stock Incentive Plan)

(Full title of the plan)

Robert S. Molloy

Senior Vice President, General Counsel and Secretary

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

(Name and address of agent for service)

(781) 828−9300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer               ☐Accelerated filer  ☒

Non-accelerated filer                 ☐Smaller reporting company☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No.1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (the “Prior Registration Statements”) of Destination XL Group, Inc. (formerly known as Casual Male Retail Group, Inc.) (the “Registrant”) relating to the offering and sale of shares of Common Stock under the Registrant’s 1992 Stock Incentive Plan (the “1992 Plan): (i) Registration Statement on Form S-8, File No. 333-112561, filed with the Securities and Exchange Commission on February 4, 2004, and (ii) Registration Statement on Form S-8, File No. 33-52892, filed with the Securities and Exchange Commission on October 2, 1992, is being filed to deregister any and all securities that remain unsold pursuant to the Prior Registration Statements.

DEREGISTRATION OF UNSOLD SECURITIES

In accordance with the undertakings contained in the Prior Registration Statements, the Registrant hereby deregisters all shares of Common Stock that were previously registered under the Prior Registration Statements that remain unissued under the 1992 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on this 7th day of October 2016.

DESTINATION XL GROUP, INC.
October 7, 2016
	By:	/s/ Robert S. Molloy
Robert S. Molloy Senior Vice President, General Counsel and Secretary